EXHIBIT 10.44


                             Distribution Agreement
                              Orphan Medical, Inc.

         AGREEMENT made this 26th day of November, 1996, by and between ORPHAN MEDICAL, INC. (hereinafter "ORPHAN") located at 13911 Ridgedale Drive, Minnetonka, MN 55305 and W.A. BUTLER COMPANY (hereinafter "DISTRIBUTOR") located at 5000 Bradenton Avenue, Dublin, OH 43017. WHEREAS, ORPHAN is a developer and marketer of pharmaceutical products and DISTRIBUTOR is a distributor of veterinary products; THEREFORE in consideration of the mutual representations and covenants contained herein, the parties agree as follows:

                                   DEFINITIONS

         The following terms shall have the following meanings in this
Agreement:

         "INITIAL TERM" of this Agreement shall be defined as the time from the date of execution of this Agreement by both parties through and including December 31, 1999.

         "PRODUCT" means the pharmaceutical product Antizol-Vet(TM) (fomepizole) kit.

         "FDA" means the United States Food and Drug Administration.

         "GMPs" means the FDA-required current Good Manufacturing Practices.

         "TERRITORY" means the fifty (50) states of the United States of America.

         "PROPRIETARY INFORMATION" means all non-public information or data relating to the subject matter hereof first communicated by or for one party to the other, in writing or orally, including without limitation, all scientific, clinical, commercial, financial and business information and data, know-how, compilations, formulae, processes, plans, technical information, new product information, compounds, formulations, methods of product delivery, test procedures, product samples, customer and sales information, specifications, and data, including the fact of this Agreement.

         "SOP" shall mean Standard Operating Procedure which may be in effect and which shall conform in all respects and requirements of the FDA and any other applicable laws and regulations of the United States and its agencies.

         "AFFILIATE" means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement, such control defined as ownership, direct, or indirect control of at least forty percent (40%) of the voting stock of another corporation, or
(a) in the absence of the ownership of at least forty percent (40%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct the management and policies of the business entity.

                                   1. PURPOSE

         Under this Agreement ORPHAN will consign to DISTRIBUTOR the product Antizol-Vet(TM) (fomepizole) for injection (Product) for sale and distribution solely within the TERRITORY described in Section 2.

                               2. TERRITORY/RIGHTS

         2.1 DISTRIBUTOR agrees to sell or distribute the PRODUCT only within the United States (TERRITORY) and only to the veterinary market.

         2.2 ORPHAN grants DISTRIBUTOR exclusive rights to distribute, and sell the PRODUCT in the TERRITORY, providing the DISTRIBUTOR meets or exceeds the minimum annual sales volumes described in section 3.1.b and is not otherwise in breach of any of the terms of this Agreement (after the expiration of any applicable cure periods provided herein). In the event DISTRIBUTOR fails to achieve the minimum sales volume for any performance period and such failure is not due to ORPHAN'S breach of any of the terms of this Agreement, ORPHAN may terminate the Agreement in whole or in part or convert DISTRIBUTOR rights to nonexclusive in all or some part of the TERRITORY after first giving DISTRIBUTOR thirty (30) days prior written notice of such failure and DISTRIBUTOR'S inability to cure the same within such period of time.

                           3. DUTY TO PROMOTE PRODUCT

         3.1      Within the TERRITORY the DISTRIBUTOR will;

                  3.1.a Use its reasonable best efforts to promote the use of the PRODUCT and will maintain an adequate number of well trained and well managed sales personnel capable of in-service efforts and committed to maximizing the demand for the PRODUCT.

                  3.1.b DISTRIBUTOR and ORPHAN have discussed and have agreed upon yearly performance standards as outlined in Appendix A. Even though this Agreement shall commence on the date of the signing of this Agreement by both parties, year one of this Agreement shall begin on January 1, 1997 and end on December 31, 1997. Year two is defined as January 1, 1998 to and including December 31, 1998. DISTRIBUTOR will use its best efforts to meet agreed upon standards yearly.

                  3.1.c DISTRIBUTOR agrees to meet with the ORPHAN Sales Manager on at least a quarterly basis for the purpose of reviewing DISTRIBUTOR performance. DISTRIBUTOR agrees to hold sales training meetings for it's sales representatives on a semi-annual basis or more often in the case of a product introduction. ORPHAN will assist in the preparation and presentation of these meetings and DISTRIBUTOR agrees that training be followed by competency testing, with only those sales personnel passing competency testing as those allowed to promote the PRODUCT in the TERRITORY. DISTRIBUTOR agrees to allow ORPHAN Sales Manager to meet with DISTRIBUTOR sales personnel and make joint calls on veterinary clinics with DISTRIBUTOR sales personnel.

                  3.1.d DISTRIBUTOR agrees to actively promote materials ("sell sheets") and promotions offered by ORPHAN "as-is", (provided that such materials comply with applicable law) and not to revise ORPHAN materials in any way. DISTRIBUTOR will make no representation with respect to the PRODUCT, including oral representations, which are not approved in advance by ORPHAN and are otherwise provided by ORPHAN to DISTRIBUTOR in product inserts, labels or other ORPHAN promotional materials. DISTRIBUTOR representations made with regard to the PRODUCT will be consistent with the training material provided by ORPHAN. Any representations made or promotion by DISTRIBUTOR will be in compliance with all Food and Drug Administration (FDA) regulations governing marketing and promotion of prescription products. DISTRIBUTOR's use of ORPHAN trademarks or referencing ORPHAN in any way is subject to ORPHAN approval. Distributor agrees to provide an ORPHAN sell sheet to all customers in it's "Butler Review" on a basis which DISTRIBUTOR deems appropriate, at launch during January and February, ***

                  3.1.e DISTRIBUTOR agrees to promote the PRODUCT at all conventions and trade shows at which DISTRIBUTOR attends.

                  3.1.f DISTRIBUTOR agrees not to distribute samples, provide rebates or promotional allowances without the prior written consent of ORPHAN.

---------------------
*** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.


         3.2 DISTRIBUTOR will not knowingly disparage the PRODUCT and will not knowingly misrepresent either directly or by omission the capabilities, qualities, and characteristics of the PRODUCT. DISTRIBUTOR will insure that sales representatives present the PRODUCT consistent with the labeling of the PRODUCT and not make claim to any characteristic or result which is not supported by labeling, product inserts or other promotional materials provided by ORPHAN.

         3.3 Provided ORPHAN performs its obligations under this Agreement, DISTRIBUTOR will not market or promote any product of another company which shall compete with the PRODUCT in the TERRITORY.

                      4. DISTRIBUTOR'S OBLIGATION TO ORPHAN

         4.1 DISTRIBUTOR represents that from its place of business it is equipped to extend the following services to ORPHAN as a DISTRIBUTOR of ORPHAN PRODUCT and DISTRIBUTOR acknowledges that the following obligations are material to proper performance thereunder and the breach of any one (after the expiration of any applicable cure periods provided herein) shall constitute grounds for termination by ORPHAN.

                  4.1.a Maintain a satisfactory credit relationship with ORPHAN by respect to amounts owing to ORPHAN by DISTRIBUTOR after sale by DISTRIBUTOR of any PRODUCT hereunder as provided in this agreement within ninety (90) days of product sale.

                  4.1.b Maintain warehouse facilities, and any other storage or transportation sites, suitable for the storage as contained in the prescribing information of the PRODUCT and conforming to Good Manufacturing Practices (GMP), delivery facilities and stock of ORPHAN PRODUCT adequate to completely fill within *** of the orders of all customers. No charge will be levied to ORPHAN for warehousing services. If any special storage or shipping requirements apply with respect to the PRODUCT, ORPHAN shall give DISTRIBUTOR thirty (30) days prior written notice of the same. Upon execution of this Agreement, DISTRIBUTOR shall provide to ORPHAN a copy of SOPs applicable to storage of drug product held in DISTRIBUTOR'S facilities.

                  4.1.c Properly dispose of any outdated PRODUCT or PRODUCT returned to DISTRIBUTOR per ORPHAN standard operating procedures (SOPs) outlined in Appendix C. In the event of any complaint or quality issue, DISTRIBUTOR agrees to forward the product to ORPHAN for analysis and disposal per ORPHAN SOP outlined in Appendix D. In all cases of the return of PRODUCT to ORPHAN, the freight and insurance charges incurred in connection with such return shall be paid by ORPHAN.

                  4.1.d Forward any medically related inquiry or report of adverse event to ORPHAN, at 1-888-80RPHAN, within 24 hours of receipt, per ORPHAN SOP outlined in Appendix D.

                               5. TERM/TERMINATION

         5.1 The term of this Agreement shall be to and including December 31, 1999, which shall be the INITIAL TERM of the Agreement. The Agreement shall automatically renew for successive two (2) year terms on the same terms and conditions, unless either party in their sole discretion gives one hundred and twenty (120) days prior written notice to the other of its desire not to renew. ORPHAN may terminate this Agreement for any reason within its sole discretion upon six (6) months prior notice of DISTRIBUTOR. In such event, the parties will discuss any further actions needed to minimize further costs and work by DISTRIBUTOR.

         5.2 Either party may terminate this Agreement in the event of a material breach by the other party of any of the terms of this Agreement. In the event of such breach, the affected party shall give notice to the other of the breach no later than sixty (60) days prior to the date of termination, and provide the other party with the

---------------------
*** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

opportunity to cure its breach. Termination will occur only in the event the breaching party has not cured its breach within such sixty (60) day period.

         5.3 In the event of any termination or expiration of this Agreement as provided herein:

                  5.3.a. DISTRIBUTOR shall return to ORPHAN or its designee, at ORPHAN's cost and expense, all of Distributor stock of the PRODUCTS, including samples, held on consignment by DISTRIBUTOR, which DISTRIBUTOR has not sold to its customers as of the date of such termination; and

                  5.3.b. Such termination or expiration shall terminate only the rights and obligations of the parties with respect to the sale and purchase of PRODUCTS hereunder and shall not affect, or release either party from, any rights, liabilities or obligations that may have accrued, or been based upon facts or circumstances arising, under the laws or the terms of the Agreement prior to the date of such termination or expiration, including without limitation the indemnification provisions contained herein.

                         6. NOT A REQUIREMENTS CONTRACT

         ORPHAN will use reasonable best efforts to fill Distributor proper orders. If ORPHAN faces a back-order situation in the PRODUCT, ORPHAN will handle purchase orders pursuant to Section 2-61 5(b) of the Uniform Commercial Code. ORPHAN may discontinue production or sale of any PRODUCT, or change the design or specifications of any PRODUCT, at any time during of after the INITIAL TERM by giving DISTRIBUTOR not less than sixty (60) days prior written notice of any of the foregoing. ORPHAN is not liable for delays in production, shipping or delivery due to any cause beyond it's control.

                          7. OTHER TERMS AND CONDITIONS

         Other terms and conditions of the sales (prices, invoicing, payment terms, risk of loss, returned goods policy, and warranties) are stated in Appendix B. ORPHAN may change any provision of that appendix upon sixty (60) days prior written notice during or after INITIAL TERM, (a) but the change will not affect any order properly placed before the effective date of the change,
(b) unless otherwise provided in Appendix B, and (c) except in no event shall may change in pricing by ORPHAN adversely affect the percentage margin to be retained by DISTRIBUTOR from the sale of PRODUCT as provided in Appendix B.

                                   8. WARRANTY

         ORPHAN warrants the PRODUCT against any defects as of the time shipped to DISTRIBUTOR, and further guarantees that as of such shipment, the PRODUCT (a) is not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, (b) is not an article which may not, under the provisions of section 404, 505, or 512 of the act, be introduced into interstate commerce, (c) has been manufactured in substantial accordance with applicable GMPs, and (d) will have remaining shelf life of not less than six (6) months. If any PRODUCT is found to be defective in material or manufacture during the above-mentioned warranty period, ORPHAN'S only obligation, and DISTRIBUTOR'S exclusive remedy, is replacement of PRODUCT by ORPHAN within a reasonable time after written notification to ORPHAN thereof, except the foregoing limitation on DISTRIBUTOR'S remedies shall not apply to ORPHAN'S indemnification obligations under Article 9 with respect to any third party claims concerning the PRODUCTS. In addition, ORPHAN represents to DISTRIBUTOR that (a) nothing in this Agreement is intended to shift liability from ORPHAN to DISTRIBUTOR for the manufacture or sale of defective PRODUCTS by ORPHAN, and (b) applicable law does not require a Material Safety Data Sheet ("MSDS") to be disseminated in connection with the sale of PRODUCTS, and if applicable law does so require, ORPHAN shall provide to DISTRIBUTOR prior to any shipment of PRODUCTS hereunder a complete and accurate copy of the MSDS applicable to the PRODUCTS so that DISTRIBUTOR can provide a copy of the same to its customers.

         DISTRIBUTOR shall take all necessary and customary measures to ensure security and storage under appropriate conditions as described in 4.1.b. of the PRODUCT while PRODUCT is in its possession or under its control and during shipment from DISTRIBUTOR FOB destination.

                               9. INDEMNIFICATION

         9.1 Subject to ORPHAN'S compliance with its obligations set forth in this Agreement, DISTRIBUTOR shall indemnify, defend, and hold ORPHAN and its directors, officers, employees, agents, and AFFILIATES harmless against any and all losses, damages, expenses, reasonable attorneys' fees (regardless of outcome and including fees expended to successfully enforce its right to indemnification hereunder), settlement costs and judgments resulting from DISTRIBUTOR'S breach of any of its obligations or warranties under this Agreement, including, but not limited to, any intentional misconduct in storage, handling, distributing or promoting the PRODUCT.

         9.2 Except as provided in Section 9.1 above, and subject to DISTRIBUTOR'S compliance with its obligations set forth in this Agreement, ORPHAN shall indemnify, defend, and hold DISTRIBUTOR and its directors, officers, employees, agents, and AFFILIATES harmless against any and all losses, damages, expenses, reasonable attorneys' fees (regardless of outcome and including fees expended to successfully enforce its right to indemnification hereunder), settlement costs, and judgments resulting from (a) ORPHAN'S breach of any of its obligations or warranties under this Agreement, or (b) allegations which relate to or pertain to the PRODUCTS sold by ORPHAN to DISTRIBUTOR pursuant to this Agreement.

         9.3 A party which intends to claim indemnification under this Article 9 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") in writing of any action, claim, or other matter in respect of which the Indemnitee or any of its directors, officers, employees, agents, and AFFILIATES intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents, and AFFILIATES to permit, the Indemnitor, at its discretion, upon providing the Indemnitee with a written acknowledgment of full and complete responsibility for the indemnification of the Indemnitee with respect to any such action, claim, or other matter, to settle any such action, claim, or other matter; and agrees to complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim, or other matter shall be settled without the prior written consent of the Indemnitor (unless the Indemnitor fails to actively investigate and defend any such action, claim or other matter hereunder), and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents, and AFFILIATES shall cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim, or other matter covered by this indemnification, and the Indemnitor shall keep the Indemnitee apprised as to the status and progress of any such action, claim, or other matter. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection, at its own expense, unless the Indemnitor fails to actively investigate and defend any such action, claim or other matter hereunder, in which event the cost of Indemnitee's counsel shall be paid by the Indemnitor.

                               10. CONFIDENTIALITY

         10.1 During the term hereof, and for a period of five (5) years thereafter, any PROPRIETARY INFORMATION disclosed by the one party (the "Disclosing Party"), directly or indirectly, to the other party (the "Receiving Party") under this Agreement shall be deemed confidential and trade secret information, whether so designated or not, and shall not be used or disclosed by the Receiving Party to any Third Party, except as set forth below. Access to such PROPRIETARY INFORMATION will be limited to employees, agents, consultants, or other contractors of the Receiving Party who reasonably require such Proprietary Information for purposes of performing the Receiving Party's obligations hereunder and who are bound to the Receiving Party by similar obligations in respect of confidentiality and use. Such employees, agents, consultants, or contractors will be advised of the nature and existence of the undertakings in respect of such PROPRIETARY INFORMATION pursuant to this Agreement and of the applicability of such undertakings to them. The Receiving Party will use such PROPRIETARY INFORMATION only to carry out its obligations or to exercise its rights hereunder and will not use such PROPRIETARY INFORMATION for its own benefit or for the benefit of others or in any way inconsistent with this Agreement. Without limiting the generality of the foregoing, ORPHAN shall not be entitled to use any of DISTRIBUTOR'S confidential customer information for ORPHAN'S direct sales of PRODUCTS, without DISTRIBUTOR'S prior written consent.

         10.2 Exceptions. Information shall not be deemed PROPRIETARY INFORMATION which:

                  10.2.a at the time of disclosure, is already in the public domain or thereafter becomes part of the public domain by publication or otherwise through no fault or act of the Receiving Party;

                  10.2.b was demonstrably in the possession of the Receiving Party prior to the time of the disclosure to it and was not acquired, directly or indirectly, from the Disclosing Party;

                  10.2.c is independently disclosed to the Receiving Party by a third party who has not violated any confidential obligation owed to the Disclosing Party;

                  10.2.d was independently developed by the Receiving Party without use of or reliance on any PROPRIETARY INFORMATION of the disclosing Party;

                  10.2.e is required to be disclosed by legal process; provided, in each case the party so disclosing information timely informs the other and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure;

                  10.2.f is information which is required to be provided to the FDA or any other regulatory authority in the TERRITORY in order for ORPHAN to obtain Registrations or approval for the PRODUCT or otherwise comply with applicable regulatory requirements; provided, however, that no PROPRIETARY INFORMATION of ORPHAN or DISTRIBUTOR will be disclosed in any such manner without the written consent of the Disclosing Party, which consent will not be unreasonably withheld, or

                  10.2.g is information which is required to be disclosed to customers, users, and prescribers of the PRODUCT or which is reasonably necessary to disclose in connection with the ethical marketing of the PRODUCT, if applicable.

         10.3 Disclosure by the Receiving Party to a Third Party shall be made only to the extent necessary to enable the Receiving Party to comply with its contractual obligations to the Disclosing Party.

         10.4 Each Third Party to which PROPRIETARY INFORMATION is disclosed agrees in writing to such disclosure to keep the PROPRIETARY INFORMATION in strict confidence and to comply with the terms of this Agreement.

         10.5 Both Parties agree to limit access of PROPRIETARY INFORMATION to those of its officers, directors, or employees, or any Third Party who must have PROPRIETARY INFORMATION to carry out the terms of any agreement made between the Parties.

         10.6 Neither party shall utilize the PROPRIETARY INFORMATION disclosed to it by the Other Party after the completion of the Agreement between the Parties, either in its own business endeavors or for commercial purposes, without advance written consent of the Other Party.

         10.7 Except as otherwise required by law, applicable regulations or the terms of this Agreement or mutually agreed upon by the Parties hereto, each Party shall treat as confidential the terms and conditions of this Agreement.

                                11. RELATIONSHIP

         DISTRIBUTOR makes this Agreement, and buys and sells PRODUCT, as an independent contractor. DISTRIBUTOR is not an agent or a franchisee of ORPHAN. DISTRIBUTOR will not state or imply the contrary to anyone. The employees and agents of DISTRIBUTOR are not for any purpose the agents or employees of ORPHAN. DISTRIBUTOR may not assign its rights or delegate its duties under this Agreement without the prior written consent of ORPHAN.

                              12. ENTIRE AGREEMENT

         12.1 This Agreement, together with the most current issue of the price page(s) identified in Attachment 1, states the complete understanding between ORPHAN and DISTRIBUTOR on this subject and replaces any previous statement, communication, or understanding, whether oral or written.

         12.2 This Agreement cannot be modified except by in writing signed by the party to be bound, or through ORPHAN'S unilateral revision of the price pages as provided in Article 7 hereof, DISTRIBUTOR may place orders under this Agreement using DISTRIBUTOR'S regular purchase order form. However, any provision of that form, or of any other document or form of DISTRIBUTOR or ORPHAN, which conflicts with or differs from the provisions or intent of this Agreement, is void.

                                  13. NO WAIVER

         A course of dealing or of performance does not effect a waiver or modification unless ratified in writing. A party's failure to exercise a right in one of many instances does not waive that party's right to later exercise that right.

                                14. GOVERNING LAW

         Any questions, claims, disputes, or litigation concerning this Agreement are governed by the laws of Minnesota.

                             15. USE OF ORPHAN NAME

         15.1 During the term of this agreement, DISTRIBUTOR may refer to itself as "An Authorized Distributor of Orphan Medical veterinary products" and may use the term "Orphan Medical". DISTRIBUTOR may not refer to itself as an "agent" of ORPHAN. DISTRIBUTOR will make no other use of any name or trademark of ORPHAN without ORPHAN'S prior written permission. The decision to grant or withhold permission is at ORPHAN'S sole discretion.

         15.2 When this Agreement terminates, DISTRIBUTOR will immediately (a) cease all use of any name or trademark of ORPHAN, and (b) take all action possible to cause the removal of any ORPHAN name or trademark from any advertisement, directory or other listing or description of DISTRIBUTOR'S business.

                             16. DISPUTE RESOLUTION

         16.1 The parties shall attempt in good faith to resolve any dispute arising out of the making or performance of or otherwise relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of the disputing parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the disputing party's notice, or if the parties fail to meet within twenty (20) days, a party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiators shall be given at least seven (7) days notice of such intention and may also be accompanied by an attorney.

         16.2 All negotiations pursuant to this Article 16 and any mediation proceeding pursuant to Article 17 hereof will constitute settlement negotiations for purposes of the federal and state rules of evidence (including without limitation Federal Rules of Evidence 408) and will be treated as non-discoverable, confidential, and privileged communication by the parties and the mediator. No stenographic, visual, or audio record will be made of any such negotiations or mediation proceeding. All conduct, statements, promises, offers, and opinions made in the course of negotiations or mediation by any party, its agents, employees, representatives, or other invitees and by the mediator will not be discoverable nor admissible for any purposes in any litigation or other proceeding involving the parties and will not be disclosed to any party.

                                  17. MEDIATION

         17.1 If the dispute has not been resolved by negotiation as stated above, the parties shall endeavor to settle the dispute by mediation. Either party may initiate mediation by a request in writing to the other party. Thereupon, both parties will be obligated to engage in mediation with a mutually acceptable mediator. The parties regard the aforesaid obligation to mediate an essential provision of this Agreement and one that is legally binding on them. In case of a violation of such obligation by either party, the other may bring an action to seek enforcement of such obligation in any court of law having jurisdiction thereof.

         17.2 Within ten (10) days following a party's notice to initiate mediation hereunder, the parties will submit to each other a written list of acceptable qualified mediators not affiliated with any of the parties. Within ten (10) days from the date of receipt of such list, the parties to this Agreement will rank the mediators in numerical order of preference and exchange such rankings. If one or more names appear on both lists, the person whose name appears on both lists and who receives the highest combined ranking will be chosen as the mediator. If no mediator has been selected under this procedure, the parties agree jointly to request a mutually agreeable State or Federal District Judge in Hennepin County, Minnesota, to supply within ten (10) business days a list of qualified mediators within numerical order of preference and will simultaneously exchange such list and will select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they will proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

         17.3 The parties' efforts to reach a settlement of any dispute will continue until the conclusion of the mediation proceeding. The mediation proceeding will be concluded when: (a) a written settlement agreement is executed by the parties, or (b) the mediator concludes and informs the parties in writing that further efforts to mediate the dispute would not be useful, or
(c) the parties agree in writing that an impasse has been reached. Notwithstanding the foregoing, either party may withdraw from the mediation proceeding without liability therefore in the event such proceeding continues for more than thirty (30) days from the commencement of such proceeding. For purposes of the preceding sentence, the proceeding will be deemed to have commenced following the completion of the selection of a mediator as provided in Paragraph 17.2.

         17.4 The procedures specified in Articles 16 and 17 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to the above procedures, may file a complaint to seek a preliminary injunction or other provisional judicial relief, if in its sole discretion such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in Articles 16 and 17 hereof.

         17.5 All applicable statues of limitation and defenses based upon passage of time shall be tolled while the procedures specified in Articles 16 and 17 are pending. The parties will take such action, if any, required to effectuate such tolling.

         17.6 Each party will bear its own cost of mediation; provided, however, the cost charged by any independent third party mediator will be borne equally by the parties.

                                18. ASSIGNABILITY

         DISTRIBUTOR may not assign this Agreement or any of its obligations hereunder to any other person, company, or party absent the prior written consent of ORPHAN, which consent shall be at ORPHAN'S sole and absolute discretion.

                                 19. AFFILIATES

         Any reference in this Agreement to ORPHAN, or DISTRIBUTOR, shall include the AFFILIATES of those entities.

                                20. FORCE MAJEURE

         Neither party shall be liable for delays or failure of performance of any obligation hereunder by reason of Act of God, fire, flood, war, public disaster, strike, or labor difference, governmental enactment, rule, or regulation, or any other cause beyond such party's control, provided that diligent continuing efforts are made to resume performance hereunder if such resumption is a commercially reasonable option. Written notice must be given to the other party for any cause made under this Article 20.

                         21. PRODUCT LIABILITY INSURANCE

         21.1 During the term of this Agreement, ORPHAN shall maintain, at its own cost and expense, Product Liability insurance, with limits of not less than three million ($3,000,000) United States dollars. ORPHAN'S obligation to DISTRIBUTOR, under Paragraph 9.2, shall not be limited to the minimum amount of insurance required or the amount of insurance actually carried by ORPHAN. ORPHAN shall, upon execution of this Agreement, furnish DISTRIBUTOR with a certificate of insurance evidencing compliance with the requirements of this Article 21. Such certificate shall provide that DISTRIBUTOR be given not less than thirty
(30) days written notice in the event of cancellation or material change in such insurance.

         21.2 During the term of this Agreement, DISTRIBUTOR shall maintain, at its own cost and expense, Workers Compensation insurance, and General Business Liability insurance, with limits of not less than one million ($1,000,000) United States dollars. DISTRIBUTOR'S obligation to ORPHAN, under Paragraph 9.1, shall not be limited to the minimum amount of insurance required or the amount of insurance actually carried by DISTRIBUTOR. DISTRIBUTOR shall, upon execution of this Agreement, furnish ORPHAN with a certificate of insurance evidencing compliance with the requirements of this Article 21. Such certificate shall provide that ORPHAN be given not less than thirty (30) days written notice in the event of cancellation or material change in the insurance.

ACCEPTED AND AGREED TO:

W. A. BUTLER CO.                             ORPHAN MEDICAL, INC.


By: /s/ Thomas G. Gilbert                    By:  /s/ John Howell Bullion
    ---------------------                         -----------------------

Print Name: Thomas G. Gilbert                Print Name: John Howell Bullion
            -----------------                            -------------------

Title:  Sr.V.P Marketing and Operations      Title: Chief Executive Officer
        -------------------------------             -----------------------

Date: 11-27-96                               Date: 11-26-96
      --------                                     --------

Valid only if signed by the identified ORPHAN personnel. No other method of acceptance (including other signature or processing of purchase orders) is possible.



                             Distribution Agreement


                                   Appendix A

                               November 26th, 1996

                         Yearly Performance Standards(1)

                               Year One(2)                 Year Two(3)

# of Kits                        ****                        ****








**** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.



--------------------------
(1)GIVEN THE SHORT STUB PERIOD, NO PERFORMANCE STANDARDS SHALL APPLY FOR THE BALANCE OF 1996. PERFORMANCE STANDARDS FOR 1999 SHALL BE MUTUALLY AGREED TO BY THE PARTIES NINETY (90) DAYS PRIOR TO THE COMMENCEMENT OF SUCH YEAR.

(2)YEAR ONE DEFINED AS JANUARY 1, 1997 THROUGH AND INCLUDING DECEMBER 31, 1997.

(3)YEAR TWO DEFINED AS JANUARY 1, 1998 THROUGH AND INCLUDING DECEMBER 31, 1998.






                             Distribution Agreement

                                   Appendix B
                                November 26, 1996

                                PRICING AND TERMS

                                     A. ***

         ORPHAN will*** to DISTRIBUTOR a predetermined number of units (kits) of Antizol-Vet(TM). For each kit sold, ORPHAN will be paid by DISTRIBUTOR an amount equal to*** of the price to the veterinarian customer (irrespective of any changes made by ORPHAN to the selling price to the customer), so that DISTRIBUTOR will receive a*** commission on the sale of any PRODUCT. The selling price of Antizol-Vet(TM) will be printed on all promotional materials provided to DISTRIBUTOR by ORPHAN. The selling prices to customers will be reviewed by ORPHAN on a periodic basis, no less than once per year, to consider price adjustments, but in no event shall any price adjustment adversely affect DISTRIBUTOR'S*** commission on the sale of any PRODUCT. Any adjustment in price will require the prior written agreement of ORPHAN.

                 B. Purchase Orders/ Sales Reporting/ Invoicing

         ORPHAN will ship a predetermined number of units to DISTRIBUTOR as denoted on the standard DISTRIBUTOR purchase order, modified to reflect the consignment relationship hereunder. On a weekly basis at launch (defined by the first three months of sales), and on a monthly basis thereafter, DISTRIBUTOR will provide to ORPHAN a report of sales, including: number of units, sale date, and address of ordering customer. Based on DISTRIBUTOR'S monthly sales, DISTRIBUTOR will accrue its obligations on a monthly basis as outlined in Paragraph A and pay ORPHAN no later than forty five (45) days later, following the month of accrual.***

         Inventory will be justified between ORPHAN and DISTRIBUTOR on a quarterly basis, Any inventory discrepancies will be resolved by the parties. In the event the parties can not agree on inventory resolution, the DISTRIBUTOR and ORPHAN will share equally in responsibility for the sales revenue lost from unaccounted for Product.

                                    C. Terms

         For accruals due past forty-five (45) days a*** charge on net will be due ORPHAN. An additional*** will be due for each additional forty-five (45) days from date of invoice.

                 D. Returned Goods Policy--Returns from Customer

         Antizol-Vet(TM) kits returned due to quality problems will be exchanged by ORPHAN per Section 8 of the Agreement. Antizol-Vet(TM) kits returned from the customer due to outdating will be exchanged for the then current price of the product less a*** restocking allowance to the customer. Outdated units must be returned within six (6) months of expiration and DISTRIBUTOR agrees to remit to ORPHAN*** of the amount paid by the customer and retain a*** commission as noted above.

                                  E. Warranties

         All warranties are as represented in Section 8 of the Agreement.


---------------------
*** DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THE EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.




                                   Appendix C
          Policy for Handling and Disposition of Returned Drug Products
            Between Orphan Medical, Inc. and the W.A. Butler Company
                                November 26, 1996

1.0      Objective

         To establish a policy for proper receipt and disposition of returned product from the W.A. Butler Company to Orphan Medical, Inc.

2.0      Scope

         2.1 This policy covers all product returned to Orphan Medical, Inc. through the W.A. Butler Company.
         2.2 Conditions under which Orphan Medical, Inc. will accept returned product.
         2.3      Product damaged during shipment between Orphan Medical, Inc., or it's agent (manufacturer) and W.A. Butler Company.
         2.4      Complaints concerning product quality from a customer or from
                  W.A. Butler Company, where it is clear that the problem did not result from an action of W.A. Butler Company.
         2.5 For any product which is more than six (6) months past its expiration date, the President of Orphan Medical, Inc. will decide if product may be accepted from the customer for return.

3.0      Responsibilities

         3.1 Orphan Medical Quality Assurance Department is responsible for handling all product returned for quality reasons, determining the disposition of product, supervising the process of the returns, and maintaining records on returns due to quality reasons.
         3.2 The W.A. Butler Company is responsible for taking returns from veterinary customers, separating them in order that they not be returned to inventory, and returning them to Orphan Medical for destruction.
         3.3 Orphan Medical Quality Assurance Department is responsible for the destruction of product returned from the W.A. Butler Company for reasons other than quality related issues.
         3.4 Orphan Medical is responsible for paying for the shipment of product returned from the W.A. Butler company for purposes of destruction.

4.0      Procedure

         4.1 Returned product is received by the W.A. Butler Company and is immediately physically isolated in a designated area of the warehouse to insure it is not returned to inventory.
         4.2 A visual examination is performed and the following information is recorded in the Returned Goods Log; lot number, reason for return, quantity returned, date of return to Orphan Medical, and initials of responsible person for shipping to Orphan Medical.
         4.3 If the reason for return is quality related, the W.A. Butler Company will call the Orphan Medical Quality Assurance Department immediately for shipment of the product to Orphan Medical, and product testing.
         4.4 If the reason for return is not quality related, and is within the bounds of the Orphan Medical returned goods policy parameters, the W.A. Butler Company will physically isolate product and ship to Orphan Medical at such time it deems sufficient quantities to warrant shipment.
         4.5 Orphan Medical will supervise destruction of product via a contract destruction vendor.





                                   APPENDIX D


SOP TITLES COMPLAINT HANDLING PROCEDURE FOR MARKETED PRODUCTS

ORPHAN MEDICAL, INC.                                              QA-006 REV 0
STANDARD OPERATING PROCEDURE                                      PAGE 1 OF 3


1.0      OBJECTIVE/SCOPE

         1.1 To provide a procedure and description of responsibilities for effective action in the event of a customer complaint.

         1.2 To minimize both the customer's risk and Orphan Medical's liabilities associated with the complaint.

         1.3 To provide communication of responsibilities between all individuals associated with the complaint.

         1.4 To maintain high ethical standards and integrity of Orphan Medical and achieve customer satisfaction through continued good service and communication.

2.0      RESPONSIBILITIES

         2.1 It is the responsibility of Orphan Medical's staff and Contract Vendors to report all customer complaints to the Quality Assurance Department of Orphan Medical.

         2.2 The Marketing Department has the responsibility of acknowledging receipt of a customer complaint and issuing the final written response to the customer.

3.0      PROCEDURE

         3.1      Receipt of Complaints

                  3.1.1 Complaints received by phone should be forwarded to the Quality Assurance Department for processing. In the event of the Quality Assurance Department not being available, record the caller's name and telephone number so that the Quality Assurance Department can return the call and complete the Complaint Information Form (Attachment l).

                  3.1.2 Written complaints must be forwarded to the Quality Assurance Department for processing.

                  3.1.3 Complaints received by Orphan Medical contract vendor's or distributor must be forwarded to Orphan Medical Quality Assurance Department for processing.

         3.2 All complaints regardless of the route of communication to Orphan Medical are recorded on the Complaint Information Form (Attachment l) by Orphan Medical Quality Assurance Department. At this time the complaint 16 reviewed by Quality Assurance and Regulatory Affairs and determined whether or not the complaint is an Adverse Drug Reaction.

         3.3 The Quality Assurance Department will assign a Complaint Number consisting of a eight digit number. The first three numbers will be sequential starting with 00l and the remaining five numbers signifying the product and package size.

         3.4 The Quality Assurance Department will log the information in the Product Complaint Log Attachment 2).

         3.5 The Director of Quality Assurance or designee will initiate an investigation and complete the Complaint Investigation Plan (Attachment 3) and forward a copy to the Contract Manufacturer, Packager or Distributor responsible for investigation of the complaint.

         3.6 Coordination of complaint sample retrieval is the responsibility of the Quality Assurance Department.

         3.7 The Quality Assurance Department notifies the Marketing Department by sending a copy of the completed Complaint Information Form. The Marketing Department will send a form letter (Attachment 4) acknowledging receipt of the complaint with a copy of the letter forwarded to the Quality Assurance Department for filing.

         3.6 Upon completion of the investigation the Director of Quality Assurance or designee will complete the Complaint Investigation Report (Attachment 5). Copies of this report are forwarded to all relevant parties, including the Product Manager, Director of New Product Development, Regulatory Affairs Department and the President. The original is filed in the complaint file.

         3.9 The Marketing Department is responsible for writing the final response to the customer.

         3.10 File retention: Complaint files are kept for one year past expiration date of the product or one year after the date the complaint was received, whichever is longer.

         3.11 Retention of Complaint samples is determined by the Quality Assurance Department.



4.0      DOCUMENT APPROVAL

         ----------------------------------                ------------
         Quality Assurance                                 Date


         ----------------------------------                ------------
         Director of Regulatory Affairs                    Date


         ----------------------------------                ------------
         Vice President of                                 Date
         Regulatory Affairs


         ----------------------------------                ------------
         President                                         Date


         Effective Date:__________________




COMPLAINT INFORMATION FORM                                       QA-006 REV 0
                                                                   ATTACHMENT 1

l.   Complaint Number Assigned by QA):___________________Date Rec'd:___________
2.   Product Name:_____________________________________________________________
3.   Nature of complaint:________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
4.   Name of caller:___________________________________________________________
5.   Title of caller(if healthcare professional):______________________________
6.   Company name:_____________________________________________________________
7.   Company or caller' s address:_______________________
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________
8.   Phone number:_____________________________________________________________
9.   Product NDC#:_____________________________________________________________
10.  Lot number:_______________________________________________________________
11.  Expiration Date:__________________________________________________________
12.  Is there a sample of the product available?:        (yes)        (no)
13.  Amount of product to be returned:_________________________________________

Signature of person completing this form:______________________________________

-------------------------------------------------------------------------------

Numbers 14 and 15 to be completed by Quality Assurance and Regulatory Affairs Jointly.

14.  Is the complaint an Adverse Drug Reactions          (yes)        (no)

15.  If yes, what type:       ___________Expected        ___________Unexpected
                              ___________Non-serious     ___________Serious


Determined by:__________________________    Date:_____________________________

Copies of this form sent to: Regulatory Affairs, Product Director, Director of New Product Development and President




                              Product Complaint Log

                                                                 QA-006 Rev 0
                                                                   Attachment 2

Product name;____________________________________

Your complaint received:____________________________


=========================================================================================================================
  Complaint     Date     Complaint Description            Customer Name and Address     NDC        Lot     Date CIR
  Number        Rec'd                                                                   Number     Number  Approved
------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


------------- --------- -------------------------------- ----------------------------- ---------- ------- ---------------


=========================================================================================================================




                          COMPLAINT INVESTIGATION PLAN
                                                                  QA-006 REV 0
                                                                    ATTACHMENT 3

Complaint number:______________________________________________________________
Product name:__________________________________________________________________
Product strength:____________________________
Lot number:__________________________________Expiration date___________________
NDC number:__________________________________Package size:_____________________

Complaint summary:_____________________________________________________________





                                                                  QA-006 REV 0
                                                                    ATTACHMENT 4

Form Letter Example

Date

Name
Health Care Institute
Street Address
City and State

Dear________________

Regarding:     (Product or the problem)

Thank you for taking the time for calling/writing to express your concern about the quality of our name of product product.

We are presently investigating the situation you have described and will communicate the results to you at the earliest opportunity.

Thank you again for your concern. Maintaining the highest standards of product quality is extremely important to us. We will do whatever is needed to assure satisfaction of our customers.



Sincerely yours,
(To be completed by the Marketing Department)




                                   AVRECO Inc.
    10 S LASALLE ST. - 12TH FLOOR - CHICAGO, 11 60003-7099 - (312)346-6161 -
                      1-800-PRO-RISK - FAX: (312) 580-0106

                              EVIDENCE OF INSURANCE

ISSUED TO:        Levy & Associates
                  5851 Cedar Lake Road
                  Minneapolis, MN 55415

THIS IS TO CERTIFY that the undersigned Insurance Brokers have procured insurance as hereinafter specified from certain Underwriters and/or Companies.

ASSURED:          Orphan Medical Inc.
                  13911 Ridgedale Drive
                  Suite 474
                  Minnetonka, MN 55305

AMOUNT OF LIMITS:
                  $3,000,000 Each Occ./$3,000,000 Aggregate
                  SUBJECT TO: $50,000/$250,000.  Deductible
                  Each Claim including Claim Expense
                  Defense Costs are including in the Limit.

COVERAGE.:        Product/Completed Operations including Contractual. B.F.
                  Vendors, Coverage Afforded For Products as Used in Clinical
                  Trail as Specified,

CARRIER:          Steadfast Insurance Company
                  #SPC3655560-00

REMARKS: TERMS & CONDITIONS: EXCLUDE - Absolute Pollution, Asbestos, Accutane, Birth Control Pill, Drug or Devices, DES, LTryptophan, Swine Flu Vaccine, Non-FDA Approved Products. Silent on Punitive Damages.
                  METRO DATE: 3/1/95
                  Extended Reporting Period:
                  Basic: Standard ISO, Supplemental - Seven Year ERP, No Reinstatement of Aggregate at Maximum 200% of Premium.

TERM OF COVERAGE: From: 03-01-96         To: 03-01-97

THE ABOVE INSURANCE IS SUBJECT TO THE CONDITIONS AND TERMS OF THE CURRENT POLICY(IES) NOW IN FORCE.

IT IS AGREED THAT SHOULD THE ABOVE DESCRIBED INSURANCE BE CANCELED OR MATERIALLY CHANGES, WE THE UNDERSIGNED WILL ENDEAVOR TO GIVE TEN (1O) DAYS PRIOR NOTICE, IN WRITING, TO THE ENTITY TO WHOM THIS FORM IS ISSUED BUT FAILURE TO GIVE SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY UPON THE UNDERSIGNED OR THE INSURERS.

DATE:  March 6, 1996                By: _______________________________________
Attn:  Chris Levy

                                    *THIS INSURANCE IS ISSUED PURSUANT TO THE
                                    MINNESOTA SURPLUS LINES INSURANCE ACT. THE
                                    INSURER IS AN ELIGIBLE SURPLUS LINES INSURER
                                    BUT IS NOT OTHERWISE LICENSED BY THE STATE
                                    OF MINNESOTA. IN CASE OF INSOLVENCY, PAYMENT
                                    OF CLAIMS IS NOT GUARANTEED.*